UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2003

CHORDIANT SOFTWARE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	93-1051328
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Commission file number:

000-29357

20400 Stevens Creek Boulevard, Suite 400
Cupertino, CA    95014
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (408) 517-6100

Item 5. Other Events.

On September 5, 2003, the Board of Directors of Chordiant Software, Inc. announced the appointment of R. Andrew Eckert, President and chief executive officer of Docent, Inc., as a Class II Director effective September 2, 2003 to serve until the 2005 Annual Meeting of Stockholders, or until his successor is elected and qualified. Mr. Eckert has an extensive background in operational and fiscal management. Prior to his role at Docent, he was Chairman and CEO of ADAC Laboratories, guiding the Company to significant improvements in its financial performance and in customer satisfaction. ADAC was acquired by Philips Medical Systems in December 2002. Before joining ADAC, Mr. Eckert worked in the consulting and finance industries with Goldman Sachs, Summit Partners and Marakon Associates. He holds a Bachelor of Science degree in industrial engineering and Masters in Business Administration from Stanford University. In addition, he is a board member of CardioNow, Circuit Semantics, and a Fellow of the College of Nuclear Medicine.

We also announced the resignation of Bill Ford from our Board effective September 30, 2003.  Mr. Ford joined the Chordiant board in connection with the Company's 2001 merger with Prime Response in which General Atlantic was the principal shareholder. General Atlantic remains a significant shareholder in the company.

A copy of the press release issued in connection with Mr. Eckert's appointment to the Board and Mr. Ford resignation from the Board is attached to this Report as Exhibit 99.1 and is incorporated by reference herein.

Item 7. Financial Statements and Exhibits.

  Financial Statements of business acquired.

  Not applicable.

  Pro forma financial information.

  Not applicable.

  Exhibits.

Number   Description

99.1        Press Release of Chordiant Software, Inc. dated September 5, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Signature	Title	Date
/s/ Stephen Kelly Stephen Kelly	Chief Executive Officer (Principal Executive Officer)	September 5, 2003

EXHIBIT INDEX
Exhibit Number
99.1	Press Release of Chordiant Software, Inc., dated September 5, 2003.